Exhibit (a)(1)(F)

FORM OF

DCB FINANCIAL CORP

OPTION STATEMENT OF ACCOUNT

Restricted Stock Exchange Offer

Statement of Account
Statement Period: 01-Jan-2014 to 20-Nov-2014
Employee Number:
Company: DCB Financial Corp

Price History Over Statement Period

	01-Jan-2014	20-Nov-2014	% Change
DCBF
All currencies are in US Dollars.

Account Summary

	Total Value	Available Value	Future Available Value
			Remainder of 2014	2015	2016	2017 and After
Options (ISO)

All currencies are in US Dollars.

StockVantage Inc. - Stock Options and Awards Statement of Account

Future available value includes only awards with time based vesting and may not include awards with performance based vesting.

Options (ISO)

Grant Name	Grant Price	Options Granted	Options Exercised	Options Cancelled	Options Outstanding	Options Exercisable	Expire / Cancel Date

All currencies are in US Dollars.

Options (ISO) - Activity

Date	Activity	Grant Name	Outstanding	Exercisable	Outstanding Benefit	Exercisable Benefit

All currencies are in US Dollars.

Vest Schedule - Options (ISO) -

Options (ISO)
Original Vest Date	Vest Date	Granted	Cancelled	Exercised	Outstanding	Disqualifying Dispositions	Expire/Cancel Date

Vest Schedule - Options (ISO)

Options (ISO)
Original Vest Date	Vest Date	Granted	Cancelled	Exercised	Outstanding	Disqualifying Dispositions	Expire/Cancel Date

Vest Schedule - Options (ISO)

Options (ISO)
Original Vest Date	Vest Date	Granted	Cancelled	Exercised	Outstanding	Disqualifying Dispositions	Expire/Cancel Date

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